SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 14, 2002
(Date of earliest event reported)

SOURCINGLINK.NET, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-28391 (Commission File Number)	98-0132465 (I.R.S. Employer Identification No.)

16855 West Bernardo Drive, Suite 260, San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

(858) 385-8900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed, since last report)

Page 1 of 6 Pages

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 22, 2002, SourcingLink issued a press release announcing that the Company received notification from The Nasdaq Stock Market, on August 14, 2002, that the Company’s common stock will be delisted from the Nasdaq SmallCap Market effective August 22, 2002, because it does not comply with the minimum bid price requirement of $1.00 per share for continued listing set forth in Marketplace Rule 4310(c)(4) and it does not currently meet the continued inclusion requirements for the SmallCap market set forth in Marketplace Rule 4310(c)(2)(B). The Company’s common stock is immediately eligible to trade on the OTC Bulletin Board. A copy of such press release is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)—(b)  Not applicable.

(c)  Exhibits.

99.1	Press Release of SourcingLink.net, Inc. issued on August 22, 2002, Announcing the Eligibility of its Securities To Be Traded On the OTC Bulletin Board and their Delisting From the Nasdaq

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2002	SOURCINGLINK.NET, INC.

	By:	/s/ DAN RAWLINGS
Dan Rawlings President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Page Number

99.1	Press Release of SourcingLink.net, Inc. issued on August 22, 2002, Announcing the Eligibility of its Securities To Be Traded On the OTC Bulletin Board and their Delisting From the Nasdaq.	5